UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): January 26, 2009

IGI LABORATORIES, INC.
(Exact name of registrant as specified in charter)

DELAWARE	001-08568	01-0355758
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	file number)	Identification Number)

105 Lincoln Avenue
Buena, New Jersey 08310
(Address of principal executive offices)(Zip Code)

(856) 697-1441
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.	Entry into a Material Definitive Agreement.

      On January 26, 2009, IGI Laboratories, Inc. (the "Company") entered into an amendment of its line of credit agreement with Pinnacle Mountain Partners LLC ("Pinnacle"). The amendment (a) revised the interest rate calculation from the Prime Rate as published by the Wall Street Journal plus 1.5% per annum to 8.5% per annum, and (b) extended the maturity date until July 31, 2009. Jane E. Hager, a director of the Company, is also the President of Pinnacle.

      The foregoing description of the amendments to the Company's line of credit with Pinnacle is qualified in its entirety by reference to the full text of the Second Amendment to Loan and Security Agreement, dated January 26, 2009, between IGI Laboratories, Inc. and Pinnacle Mountain Partners LLC and Second Amended and Restated Revolving Note, dated January 26, 2009, of IGI Laboratories, Inc., made in favor of Pinnacle Mountain Partners LLC, which are attached as Exhibits 10.1 and 10.2, respectively, to this report and are incorporated in this report by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

Exhibit 10.1	Second Amendment to Loan and Security Agreement, dated January 26, 2009, between IGI Laboratories, Inc. and Pinnacle Mountain Partners LLC

Exhibit 10.2	Second Amended and Restated Revolving Note, dated January 26, 2009, of IGI Laboratories, Inc., made in favor of Pinnacle Mountain Partners LLC

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGI LABORATORIES, INC.

Date: January 29, 2009	By:	/s/ Rajiv Mathur

	Name:	Rajiv Mathur
	Title:	President and CEO

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

Exhibit 10.1	Second Amendment to Loan and Security Agreement, dated January 26, 2009, between IGI Laboratories, Inc. and Pinnacle Mountain Partners LLC

Exhibit 10.2	Second Amended and Restated Revolving Note, dated January 26, 2009, of IGI Laboratories, Inc., made in favor of Pinnacle Mountain Partners LLC